RULE NO.: 424 (b) 3

REGISTRATION NO.: 333-114817

Prospectus Supplement No. 1 dated August 31, 2004 to the Prospectus (the “Prospectus”) of Unity Wireless Corporation (the “Company”), dated May 13, 2004

(included in the Registration Statement on Form SB-2, Registration No. 333-114817)

The Prospectus indicates that Casey J. O’Byrne Professional Corporation is a selling security holder with respect to 666,667 shares of Common Stock of the Company (the “Shares”). Casey J. O’Byrne Professional Corporation transferred the Shares to Casey J. O’Byrne. As a result, Casey J. O’Byrne is now the selling security holder for purposes of the Prospectus with respect to the Shares.